Exhibit 10.1

CONFORMED EXECUTION COPY

FIRST AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT

This First Amendment to the Securities Purchase Agreement (the “First Amendment”) is entered into effective as of February 16, 2010, by and among Cascade Bancorp, an Oregon corporation, (the “Company”), David F. Bolger, in his individual capacity (the “Investor”), Two-Forty Associates, a Pennsylvania limited partnership, the David F. Bolger 2008 Grantor Retained Annuity Trust, a Florida irrevocable trust, and the David F. Bolger 2008 Nongrantor Charitable Lead Annuity Trust, a Florida charitable annuity trust, and amends that certain Securities Purchase Agreement, dated October 29, 2009 (the “Agreement”), between the Company and Investor. All capitalized terms not defined herein shall have the meaning ascribed to such term in the Agreement.

RECITALS

A.           The Agreement contemplated that concurrently with the Closing, the Company would close a Public Offering.

B.           On December 23, 2009, the Company withdrew its registration statement relating to the proposed Public Offering.

C.           In lieu of raising capital through a Public Offering, the Company now desires to raise capital by issuing and selling Common Shares through other, additional private placements, in addition to the previously contemplated Other Private Placements, and the Company and the Investor desire to amend the Agreement to reflect the same.

D.           Concurrently herewith, the Company and other parties to the previously executed Other Securities Purchase Agreements will execute an amendment to said agreements to reflect the foregoing.

AMENDMENT

In consideration of the mutual promises and undertakings described in this Amendment, the Company, Investor and the other parties hereto, intending to be legally bound, agree as follows:

1.      Purpose. The purpose of this Amendment is to amend and supplement the terms and conditions set forth in the Agreement by incorporating the additional provisions set forth below.

2.      Amendment to all references to “Public Offering”.  The Agreement is amended by deleting all references to the defined term “Public Offering” and replacing all such references with the term “Additional Investments,” which term is defined below.

3.      Amendment to Recital D.  Recital D of the Agreement is amended by deleting current Recital D in its entirety and replacing it with the following new Recital D:

D.           Additional Investments. Concurrently with the investment contemplated herein and the Other Private Placements, the Company will sell Common Shares in private placements to other investors under separate written agreements, with the closing of such transactions to occur simultaneously with the closing of the transaction described herein and the Other Private Placements (such private placements to other investors, the “Additional Investments”).

4.      Amendment to Section 1.2.

(a)           Amendment to Subsection 1.2(a).  The Agreement is amended by deleting current Section 1.2(a) in its entirety and replacing it with the following new Section 1.2(a):

(a)    Subject to the satisfaction of the conditions to the closing set forth in Section 1.2(c), the closing shall take place simultaneously with the closing of the Additional Investments and the Other Private Placements or as shall be agreed upon in writing by the parties hereto, at the offices of the Company located at 1100 NW Wall Street, Bend, Oregon 97701 or such other location as agreed by the parties in writing (the “Closing”).  The date of the Closing is referred to as the “Closing Date.”  Subject to the satisfaction of the conditions described in Section 1.2(c), at the Closing, the Company will deliver to the Investor one or more certificates representing such number of whole shares of Common Stock (the “Purchased Shares”) determined by dividing (i) $25,000,000 (the “Purchase Price”) by the lesser of (A) $0.87 per share and (B) the lowest price per share that the Company sells Common Stock in any of the Additional Investments and the Other Private Placements, against payment by the Investor of $25,000,000 by wire transfer of immediately available United States funds to a bank account designated by the Company.

(b)           Amendment to Subsection 1.2(b).  The Agreement is amended by deleting current Section 1.2(b) in its entirety. The Agreement is further amended such that all references to the “Securities” in the Agreement shall refer to the Purchased Shares.

(c)           Amendment to Subsection 1.2(c).  The Agreement is amended by deleting current Section 1.2(c)(1)(vi) in its entirety and replacing it with the following new Section 1.2(c)(1)(vi):

(a)    the Company shall receive proceeds (net of underwriting commissions and discounts) from the sale of Common Shares of an aggregate amount not less than $150 million (which includes the Purchase Price), contemporaneously with the Closing, from the proceeds of the Additional Investments, from the Other Private Placements and from the Investor as contemplated by this Agreement, and all of such proceeds, other than (A) amounts used to repurchase the trust preferred securities pursuant to the Trust Preferred Securities Repurchase Agreements and to pay related fees and expenses (which related fees and expenses shall not exceed $2.7 million); (B) amounts used to reimburse the Investor and the investors in the Other Private Placement for their respective fees and expenses pursuant to this Agreement and the Other Securities Purchase Agreement (which amounts shall not exceed $3.15 million); (C) amounts to pay expenses related to the Additional Investments, the Special Shareholders Meeting and the transactions contemplated by this Agreement and the Other Purchase Agreements (which amounts shall not exceed $1.5 million); and (D) up to $1 million which will remain at the Company for working capital purposes, shall be contributed as capital to the Company’s principal depository institution subsidiary;
(d)           Amendment to Subsection 1.2(c).  The Agreement is amended by deleting current Section 1.2(c)(1)(viii) in its entirety and replacing it with the following new Section 1.2(c)(1)(viii):

(viii)    the Company shall have reimbursed the Investor for out-of-pocket fees and expenses incurred by the Investor in connection with the transactions contemplated hereby and by the Agreement and with any proposed financing thereof, including, but not limited to, fees and disbursements of legal counsel, accounting and financial advisors, credit review and investment banking advisors, up to $1,550,000 in the aggregate;

(e)           Amendment to Subsection 1.2(c).  The Agreement is amended by deleting current Sections 1.2(c)(1)(x) and 1.2(c)(1)(xi) each in its entirety.  The Agreement is further amended by deleting Exhibit B to the Agreement and replacing all references to “Exhibit C” with “Exhibit B.”

5.      Amendment to Section 3.1.  The Agreement is amended by deleting current Section 3.1(c) in its entirety.

6.      Amendment to Section 3.2.  The Agreement is amended by deleting current Section 3.2 in its entirety and replacing it with the following new Section 3.2:

3.2           Expenses.  On the earlier of the Closing Date and the termination of this Agreement, other than a termination under circumstances that are directly and solely attributable to a material breach by the Investor, the Company shall directly reimburse the Investor for all out-of-pocket fees and expenses incurred in connection with due diligence efforts, the negotiation and preparation of the Transaction Documents and undertaking of the transactions contemplated by the Transaction Documents, including, but not limited to, the Investor’s accounting, financial and investment banking advisors, legal counsel and credit review, but excluding the purchase or exercise price for any of the Purchased Shares, in an aggregate amount not to exceed $1,550,000.  The Company shall be responsible for all closing and annual administrative fees and expenses, including all costs incurred to register the Registrable Securities and to obtain the Stockholder Approvals, the fees and expenses of any Company advisors (including Company counsel, the Company’s accounting and financial advisors and other professional fees), SEC registration fees and related expenses, and fees and expenses of any broker or finders.  Other than as set forth in this Section 3.2 and Section 4.7(b), each of the parties will bear and pay all other costs and expenses incurred by it or him or on its or his behalf in connection with the transactions contemplated under the Bolger Transaction Document.

7.      Amendment to Section 5.1.

(a)           Amendment to Subsection 5.1(b).  The Agreement is amended by deleting current Section 5.1(b) in its entirety and replacing it with the following new Section 5.1(b):

(b)      by the Company, upon written notice to the Investor, in the event that the conditions of Closing set forth in Section 1.2(c)(2) are not satisfied on or before May 31, 2010;

(b)            Amendment to Subsection 5.1(d).  The Agreement is amended by deleting current Section 5.1(d) in its entirety and replacing it with the following new Section 5.1(d):

(d)  by the Investor, upon written notice to the Company, in the event that the conditions of Closing set forth in Section 1.2(c)(1) are not satisfied on or before May 31, 2010;

8.      Addition of Section 4.13.  The Agreement is amended by adding the following Section 4.13:
MFN Provision.  If the Company, in connection with the Other Private Placements or the Additional Investments enters into an agreement that contains terms more favorable to any investor than the terms provided to the Investor under this Agreement, then the Company will modify or revise the terms of this Agreement in order for the transaction contemplated hereby to reflect any more favorable terms provided to any other investors in connection with the Other Private Placements or the Additional Investments.

9.      Conflict.  To the extent there is a conflict between the terms and provisions of this Amendment and the Agreement, the terms and provisions of this Amendment will govern.

10.    No Further Amendment. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect. The Company and Investor hereby ratify their respective obligations thereunder.

11.    Third Party Beneficiaries.  This Amendment is for the sole benefit of the parties hereto and their successors and permitted assigns and subject to Section 6.12 of the Agreement, nothing herein expressed or implied will give or be constructed to give to any other person or entity any legal or equitable rights hereunder.

12.    Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Amendment will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

13.    Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY

14.    Counterparts and Facsimile. For the convenience of the parties hereto, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same instrument.  Executed signature pages to this Amendment may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment dated as of the date first set forth above.

CASCADE BANCORP

By:	/s/
Name: G. D. Newton
Title: EVP/CFO

DAVID F. BOLGER

/s/

TWO-FORTY ASSOCIATES

By: /s/
	Name:	David F. Bolger
Title:

THE DAVID F. BOLGER 2008 GRANTOR
RETAINED ANNUITY TRUST

By: /s/
	Name:	David F. Bolger
Title: